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                                                                     EXHIBIT 5.1



                         SHUMAKER, LOOP & KENDRICK, LLP
                           101 East Kennedy Boulevard
                                   Suite 2800
                              Tampa, Florida 33602



                                August 13, 1997



Vision Twenty-One, Inc.
7209 Bryan Dairy Road
Largo, Florida 34647

Attn:      Mr. Theodore N. Gillette, CEO

           Re: Vision Twenty-One, Inc. Securities and Exchange Commission Registration Statement on Form S-1 (Registration No. 333-29213) 2,415,000 Shares of Common Stock, $.001 Par Value
                 Our File No.:  V78057/84670

Gentlemen:

                 We are legal counsel to Vision Twenty-One, Inc., a Florida corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-29213) with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 2,415,000 shares (the "Shares") of the Common Stock, par value $.001 (the "Common Stock"), of the Company. Of these Shares, up to 2,100,000 Shares (the "Company's Shares") are to be issued and sold by the Company and up to an additional 315,000 shares are to be sold by the Company and certain Stockholders of the Company (the "Selling Stockholders"), if the underwriters exercise their option to purchase such shares to cover over allotments. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

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Vision Twenty-One, Inc.
August 13, 1997
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                 Based on the foregoing, it is our opinion that (i) the
Company's Shares, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable, and (ii) the Selling Stockholders Shares have been legally and validly issued, and are fully paid and non-assessable.

                 The undersigned hereby consents to (i) filing this opinion as
Exhibit 5.1 to the Registration Statement, and (ii) using its name in the Registration Statement under the following caption of the Prospectus: "LEGAL MATTERS".

                                          Very truly yours,

                                          /s/ Shumaker, Loop & Kendrick, LLP

                                          SHUMAKER, LOOP & KENDRICK, LLP